UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2010

ETERNAL ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	0-50906	20-0237026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2549 West Main Street, Suite 202, Littleton, CO 80120
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (303) 798-5235

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of November 1, 2010, we notified Kirk Stingley, our Chief Financial Officer, and Craig Phelps, our Vice President – Engineering, that their employment was being terminated without cause effective that date.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

As of November 1, 2010, we determined to cease open market purchases of our common stock.  As of October 27, 2010, the last day on which we repurchased and retired any shares of our common stock.  As of the close of business on such date, we had repurchased and retired 4,570,000 shares of our outstanding common stock at an average purchase price of approximately $0.07 per share.  That number of shares represents approximately 10.3% of the shares that were outstanding at the time the stock repurchase program was initiated, at an aggregate purchase price of approximately $328,500.  On March 29, 2010, our Board of Directors authorized expending up to US$500,000 to repurchase our shares on the open market.

On November 3, 2010, we issued a press release announcing the departure of such individuals and the cessation of our open market purchase program.  A copy of the press release is included with this filing as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Exhibit

99.1*	Press Release dated November 3, 2010, announcing the departure of our Chief Financial Officer and our Vice President – Engineering and the cessation of our open market purchase program.
___________

*  Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2010	ETERNAL ENERGY CORP.

	By:	/s/ Bradley M. Colby
Bradley M. Colby
President and Chief Executive Officer

2